Exhibit 99.1

FOR IMMEDIATE RELEASE: NOVEMBER 1, 2021

LEGGETT & PLATT REPORTS RECORD 3Q SALES

Carthage, MO, November 1, 2021 ---

•	3Q sales were a quarterly record[1] $1.32 billion, a 9% increase vs 3Q20

•	3Q EBIT was $144 million, down $6 million vs 3Q20 and down $12 million vs 3Q20 adjusted[2] EBIT

•	3Q EPS was $.71, a decrease of $.08 vs 3Q20 and a decrease of $.11 vs 3Q20 adjusted[2] EPS

•	Narrowing 2021 guidance: sales of $5.0–$5.1 billion; EPS of $2.86–$2.96; adjusted[2] EPS of $2.70–$2.80

Diversified manufacturer Leggett & Platt reported record1 quarterly sales in third quarter of $1.32 billion, a 9% increase versus third quarter last year.

•	Organic sales were up 8%

•	Volume was down 6%, largely due to supply chain constraints impacting the Bedding and Automotive markets

•	Raw material-related selling price increases of 13% and currency benefit of 1% added to sales growth

•	Acquisitions, net of divestitures, increased sales 1%

Third quarter EBIT was $144 million, down $6 million or 4% from third quarter 2020 and down $12 million or 8% from third quarter 2020 adjusted2 EBIT. EBIT declined primarily from lower volume partially offset by metal margin expansion in our Steel Rod business.

•	3Q 2020 adjustments include $6 million of restructuring-related charges

•	EBIT margin was 10.9%, down from 12.4% in the third quarter of 2020 and down from an adjusted[2] EBIT margin of 12.9%

Third quarter EPS was $.71, a decrease of $.08 versus third quarter 2020 and a decrease of $.11 versus third quarter 2020 adjusted2 EPS. The decline reflects lower EBIT and a higher tax rate ($.05/share), primarily from retroactive benefits related to certain tax regulations issued in the third quarter of last year.

CEO COMMENTS

Chairman and CEO Karl Glassman commented, “Like many other companies, our teams continue to navigate a myriad of macro market challenges, including supply chain issues related to semiconductor shortages, foam chemical shortages, labor availability, freight challenges, as well as higher costs associated with each of these issues. Despite these headwinds, we delivered record1 quarterly sales and solid operating results in the third quarter.

“Leggett remains well-positioned, both competitively and financially, to capitalize on long-term opportunities in our various end markets. Our enduring long-term fundamentals give us confidence in our ability to continue creating long-term value for our shareholders.”

[1]	Record is from continuing operations
[2]	Please refer to attached tables for Non-GAAP Reconciliations

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt was 2.41x trailing 12-month adjusted[2] EBITDA

•

Operating cash flow was $50 million in the third quarter, a decrease of $211 million versus third quarter 2020, primarily from working capital investments in Bedding to rebuild inventory following severe depletion in 2020 and support anticipated growth, as well as from significant inflationary impacts

•	Capital expenditures were $27 million

•	Total liquidity was $965 million

DIVIDEND

•	In August, Leggett & Platt’s Board of Directors declared a $.42 third quarter dividend, two cents higher than last year’s third quarter dividend

•	At an annual indicated dividend of $1.68 per share, the yield is 3.6% based upon Friday’s closing stock price of $46.85 per share, one of the higher yields among the S&P 500 Dividend Aristocrats

2021 GUIDANCE

•	Full year 2021 sales and EPS guidance narrowed

•	Change primarily reflects higher raw material-related price increases and lower expected volume in Automotive

•	Sales are expected to be $5.0–$5.1 billion, +17% to +19% versus 2020

•	Volume expected to grow mid-single digits

•	Raw material-related price increases expected to add significant sales growth

•	Acquisitions, net of divestitures, expected to add 1%

•	EPS is expected to be $2.86–$2.96

•	Reflects higher volume and higher metal margin

•	Includes 2Q gain from real estate sale of $0.16 per share

•	Adjusted EPS is expected to be $2.70–$2.80

•	Based on this guidance framework, EBIT margin should be 11.7%–11.8%; adjusted EBIT margin should be 11.1%–11.2%

•	Operating cash flow expected to be approximately $350 million

•	Reflects inflationary impacts and planned working capital investments to build and maintain higher inventory levels in our Rod, Wire, and U.S. Spring businesses

•	Additional guidance expectations:

•	Depreciation and amortization $190 million

•	Net interest expense $75 million

•	Effective tax rate 23%

•	Fully diluted shares 137 million

•	Capital expenditures $120 million

•	Dividends approximately $220 million

•	Prior Guidance:

•	Sales: $4.9–$5.1 billion

•	EPS: $2.86–$3.06

•	Adjusted EPS: $2.70–$2.90

•	Operating cash flow: approximately $450 million

•	Implied 4Q Guidance:

•	Sales are expected to be $1.26–$1.36 billion

•	EPS is expected to be $.69–$.79

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SEGMENT RESULTS – Third Quarter 2021 (versus 3Q 2020)

Bedding Products –

•	Trade sales increased 13%

•	Volume decreased 8%, primarily from challenges with chemical and labor availability in the U.S. bedding market and European demand returning to more normal seasonal levels

•	Raw material-related selling price increases added 19%

•	Currency benefit increased sales 1%

•	Acquisitions, net of divestitures, added 1% to sales growth

•	The Kayfoam acquisition completed in June 2021 contributed 3% to sales

•	Divestitures of small operations in Drawn Wire decreased sales by 2%

•	EBIT increased $5 million, primarily from higher metal margin, partially offset by lower volume, production inefficiencies driven by supply chain constraints, and higher freight costs

Specialized Products –

•	Trade sales decreased 3%

•	Volume decreased 7% from lower sales in Automotive due to semiconductor shortages impacting global automotive production, partially offset by sales growth in Hydraulic Cylinders and Aerospace

•	Currency benefit increased sales 3%

•	Small Aerospace acquisition added 1% to sales

•	EBIT decreased $10 million, primarily from lower volume in Automotive

Furniture, Flooring & Textile Products –

•	Trade sales increased 12%

•	Volume decreased 1%, with growth in Work Furniture and Home Furniture more than offset by declines in Textiles and Flooring

•	Raw material-related selling price increases added 13%

•	EBIT decreased $1 million, primarily from lower volume

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, November 2. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Fourth quarter results will be released after the market closes on Monday, February 7, 2022, with a conference call the next morning.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in most homes and automobiles. The 138-year-old Company is comprised of 15 business units, approximately 20,000 employees, and over 130 manufacturing facilities located in 18 countries. Leggett & Platt is a member of the S&P 500 and the S&P 500 Dividend Aristocrats, and is one of Fortune’s World’s Most Admired Companies.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, raw material-related price increases; volume growth; acquisition and divestiture activity; the amount of sales, EPS, capital expenditures, depreciation and amortization, net interest expense, fully diluted shares, operating cash flow; our EBIT margin, adjusted EBIT margin, effective tax rate, amount of dividends, and higher metal margins. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its

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management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the adverse impact on our sales, earnings, liquidity, cash flow, costs, and financial condition caused by the COVID-19 pandemic which has had, and depending on the length and severity of the pandemic and the percentage of the population vaccinated and effectiveness of any vaccines, could, in varying degrees, negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries, (b) our manufacturing facilities’ ability to remain fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) operating costs related to pay and benefits for our terminated employees, (d) our ability to collect trade and other notes receivables in accordance with their terms, (e) impairment of goodwill and long-lived assets, (f) restructuring-related costs, and (g) our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; (ii) our ability to deleverage; (iii) our ability to manage working capital; (iv) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (v) market conditions; (vi) price and product competition from foreign and domestic competitors; (vii) cost and availability of raw materials (including microchips and chemicals) due to supply chain disruptions or otherwise, labor, and energy costs; (viii) cash generation sufficient to pay the dividend; (ix) cash repatriation from foreign accounts; (x) our ability to pass along raw material cost increases through increased selling prices; (xi) changing tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, foreign currency fluctuation, the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy, climate change and ESG obligations, and litigation risks; and (xii) risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	November 1, 2021

RESULTS OF OPERATIONS [1]	THIRD QUARTER			YEAR TO DATE
(In millions, except per share data)	2021	2020	Change	2021	2020	Change
Trade sales	$1,319.2	$1,207.6	9%	$3,739.7	$3,098.2	21%
Cost of goods sold	1,063.1	937.9		2,966.8	2,461.2

Gross profit	256.1	269.7	(5)%	772.9	637.0	21%
Selling & administrative expenses	103.6	105.6	(2)%	322.5	320.6	1%
Amortization	17.8	16.2		51.6	48.9
Other expense (income), net	(9.5)	(2.3)		(45.0)	16.0

Earnings before interest and taxes	144.2	150.2	(4)%	443.8`	251.5	76%
Net interest expense	18.4	20.4		55.5	60.8

Earnings before income taxes	125.8	129.8		388.3	190.7
Income taxes	28.6	22.7		91.3	45.6

Net earnings	97.2	107.1		297.0	145.1
Less net income from non-controlling interest	—	(0.1)		(0.1)	(0.1)

Net Earnings Attributable to L&P	$97.2	$107.0	(9)%	$296.9	$145.0	105%

Earnings per diluted share
Net earnings per diluted share	$0.71	$0.79	(10)%	$2.17	$1.07	103%
Shares outstanding
Common stock (at end of period)	133.4	132.5	.7%	133.4	132.5	.7%
Basic (average for period)	136.4	135.8		136.2	135.6
Diluted (average for period)	136.9	136.1	.6%	136.7	135.8	.7%

CASH FLOW [1]	THIRD QUARTER			YEAR TO DATE
(In millions)	2021	2020	Change	2021	2020	Change
Net earnings	$97.2	$107.1		$297.0	$145.1
Depreciation and amortization	46.6	47.0		140.8	141.0
Working capital decrease (increase)	(104.4)	107.8		(367.9)	20.4
Impairments	—	—		—	29.4
Other operating activities	10.7	(0.6)		10.5	47.9

Net Cash from Operating Activities	$50.1	$261.3	(81)%	$80.4	$383.8	(79)%
Additions to PP&E	(26.8)	(9.3)		(75.8)	(52.3)
Purchase of companies, net of cash	(0.4)	—		(152.3)	—
Proceeds from business and asset sales	7.7	2.4		38.6	6.0
Dividends paid	(56.0)	(52.9)		(162.3)	(158.5)
Repurchase of common stock, net	0.4	(1.4)		(6.6)	(9.0)
Additions (payments) to debt, net	33.6	(172.7)		164.9	(164.7)
Other	(5.5)	8.8		(1.1)	(7.9)

Increase (Decrease) in Cash & Equivalents	$3.1	$36.2		$(114.2)	$(2.6)

FINANCIAL POSITION [1]	Sep 30,	Dec 31,
(In millions)	2021	2020	Change
Cash and equivalents	$234.7	$348.9
Receivables	699.1	563.6
Inventories	970.2	691.5
Other current assets	79.6	54.1

Total current assets	1,983.6	1,658.1	20%
Net fixed assets	780.3	784.8
Operating lease right-of-use assets	189.0	161.6
Goodwill	1,456.7	1,388.8
Intangible assets and deferred costs, both at net	825.5	806.7

TOTAL ASSETS	$5,235.1	$4,800.0	9%

Trade accounts payable	$607.1	$552.2
Current debt maturities	300.4	50.9
Current operating lease liabilities	43.6	42.4
Other current liabilities	386.9	360.5

Total current liabilities	1,338.0	1,006.0	33%

Long-term debt	1,765.6	1,849.3	(5)%
Operating lease liabilities	149.1	122.1
Deferred taxes and other liabilities	404.8	397.5
Equity	1,577.6	1,425.1	11%

Total Capitalization	3,897.1	3,794.0	3%

TOTAL LIABILITIES & EQUITY	$5,235.1	$4,800.0	9%

[1]	Effective 1/1/21: domestic steel-related inventory valuation methodology changed from LIFO to FIFO; all prior periods presented have been retrospectively adjusted to apply the effects of the change.

LEGGETT & PLATT	Page 6 of 7	November 1, 2021

SEGMENT RESULTS [1,2]	THIRD QUARTER			YEAR TO DATE
(In millions)	2021	2020	Change	2021	2020	Change
Bedding Products
Trade sales	$664.1	$589.8	13%	$1,808.6	$1,491.0	21%
EBIT	81.1	75.8	7%	245.3	123.0	99%
EBIT margin	12.2%	12.9%	-70 bps [3]	13.6%	8.2%	540 bps [3]
Note impairment	—	—		—	8.4
Restructuring-related charges	—	0.7		—	2.6
Gain on sale of real estate	—	—		(28.2)	—

Adjusted EBIT	81.1	76.5	6%	217.1	134.0	62%
Adjusted EBIT margin	12.2%	13.0%	-80 bps	12.0%	9.0%	300 bps
Depreciation and amortization	27.3	26.6		79.8	79.7

Adjusted EBITDA	108.4	103.1	5%	296.9	213.7	39%
Adjusted EBITDA margin	16.3%	17.5%	-120 bps	16.4%	14.3%	210 bps
Specialized Products
Trade sales	$235.6	$242.9	(3)%	$734.9	$618.2	19%
EBIT	22.4	32.6	31%	85.0	40.6	109%
EBIT margin	9.5%	13.4%	-390 bps	11.6%	6.6%	500 bps
Restructuring-related charges	—	3.8		—	3.8
Goodwill impairment	—	—		—	25.4

Adjusted EBIT	22.4	36.4	(38)%	85.0	69.8	22%
Adjusted EBIT Margin	9.5%	15.0%	-550 bps	11.6%	11.3%	30 bps
Depreciation and amortization	11.7	10.7		35.0	32.5

Adjusted EBITDA	34.1	47.1	(28)%	120.0	102.3	17%
Adjusted EBITDA margin	14.5%	19.4%	-490 bps	16.3%	16.5%	-20 bps
Furniture, Flooring & Textile Products
Trade sales	$419.5	$374.9	12%	$1,196.2	$989.0	21%
EBIT	41.1	42.5	(3)%	114.1	91.6	25%
EBIT margin	9.8%	11.3%	-150 bps	9.5%	9.3%	20 bps
Restructuring-related charges	—	1.2		—	1.5

Adjusted EBIT	41.1	43.7	(6)%	114.1	93.1	23%
Adjusted EBIT Margin	9.8%	11.7%	-190 bps	9.5%	9.4%	10 bps
Depreciation and amortization	6.0	6.3		18.1	19.1

Adjusted EBITDA	47.1	50.0	(6)%	132.2	112.2	18%
Adjusted EBITDA margin	11.2%	13.3%	-210 bps	11.1%	11.3%	-20 bps
Total Company
Trade sales	$1,319.2	$1,207.6	9%	$3,739.7	$3,098.2	21%
EBIT - segments	144.6	150.9	(4)%	444.4	255.2	74%
Intersegment eliminations and other	(0.4)	(0.7)		(0.6)	(3.7)

EBIT	144.2	150.2	(4)%	443.8	251.5	76%
EBIT margin	10.9%	12.4%	-150 bps	11.9%	8.1%	380 bps
Goodwill impairment [4]	—	—		—	25.4
Note impairment [4]	—	—		—	8.4
Stock write-off from prior year divestiture [4]	—	—		—	3.5
Restructuring-related charges [4]	—	5.7		—	7.9
Gain on sale of real estate [4]	—	—		(28.2)	—

Adjusted EBIT [4]	144.2	155.9	(8)%	415.6	296.7	40%
Adjusted EBIT margin [4]	10.9%	12.9%	-200 bps	11.1%	9.6%	150 bps
Depreciation and amortization - segments	45.0	43.6		132.9	131.3
Depreciation and amortization - unallocated [5]	1.6	3.4		7.9	9.7

Adjusted EBITDA [4]	$190.8	$202.9	(6)%	$556.4	$437.7	27%
Adjusted EBITDA margin	14.5%	16.8%	-230 bps	14.9%	14.1%	80 bps

LAST SIX QUARTERS [1]	2020			2021
Selected Figures (In Millions)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	845.1	1,207.6	1,182.0	1,150.9	1,269.6	1,319.2
Sales growth (vs. prior year)	(30)%	(3)%	3%	10%	50%	9%
Volume growth (same locations vs. prior year)	(29)%	(3)%	3%	4%	31%	(6)%
Adjusted EBIT [4]	50.3	155.9	156.0	127.7	143.7	144.2
Cash from operations	112.1	261.3	218.8	(10.6)	40.9	50.1
Adjusted EBITDA (trailing twelve months) [4]	596.3	610.6	642.1	677.9	772.9	760.8
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [4,6]	3.23	2.81	2.42	2.46	2.32	2.41

Organic Sales (Vs. Prior Year) [7]	2Q	3Q	4Q	1Q	2Q	3Q
Bedding Products	(28)%	(1)%	5%	12%	50%	12%
Specialized Products	(47)%	(9)%	1%	9%	69%	(4)%
Furniture, Flooring & Textile Products	(25)%	(2)%	3%	12%	43%	12%
Overall	(31)%	(3)%	3%	11%	50%	8%

[2]	Segment and overall company margins calculated on net trade sales.
[3]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[4]	Refer to next page for non-GAAP reconciliations.
[5]	Consists primarily of depreciation of non-operating assets.
[6]	EBITDA based on trailing twelve months.
[7]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	November 1, 2021

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [1,11]
Non-GAAP Adjustments [8]	2020			2021
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Goodwill impairment	25.4	—	—	—	—	—
Restructuring-related charges	2.2	5.7	—	—	—	—
Gain on sale of real estate	—	—	—	—	(28.2)	—

Non-GAAP Adjustments (Pretax) [9]	27.6	5.7	—	—	(28.2)	—
Income tax impact	(0.2)	(1.3)	—	—	6.9	—

Non-GAAP Adjustments (After Tax)	27.4	4.4	—	—	(21.3)	—

Diluted shares outstanding	135.7	136.1	136.2	136.3	136.8	136.9
EPS Impact of Non-GAAP Adjustments	0.2	0.0	—	—	(0.2)	—

Adjusted EBIT, EBITDA, Margin, and EPS [8]	2020			2021
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	845.1	1,207.6	1,182.0	1,150.9	1,269.6	1,319.2
EBIT (earnings before interest and taxes)	22.7	150.2	156.0	127.7	171.9	144.2
Non-GAAP adjustments (pretax and excluding interest)	27.6	5.7	—	—	(28.2)	—

Adjusted EBIT	50.3	155.9	156.0	127.7	143.7	144.2

EBIT margin	2.7%	12.4%	13.2%	11.1%	13.5%	10.9%
Adjusted EBIT Margin	6.0%	12.9%	13.2%	11.1%	11.3%	10.9%

EBIT	22.7	150.2	156.0	127.7	171.9	144.2
Depreciation and amortization	46.5	47.0	48.4	46.1	48.1	46.6

EBITDA	69.2	197.2	204.4	173.8	220.0	190.8
Non-GAAP adjustments (pretax and excluding interest)	27.6	5.7	—	—	(28.2)	—

Adjusted EBITDA	96.8	202.9	204.4	173.8	191.8	190.8

EBITDA margin	8.2%	16.3%	17.3%	15.1%	17.3%	14.5%
Adjusted EBITDA Margin	11.5%	16.8%	17.3%	15.1%	15.1%	14.5%

Diluted EPS	(0.05)	0.79	0.79	0.64	0.82	0.71
EPS impact of non-GAAP adjustments	0.20	0.03	—	—	(0.16)	—

Adjusted EPS	0.15	0.82	0.79	0.64	0.66	0.71

Net Debt to Adjusted EBITDA [10]	2020			2021
	2Q	3Q	4Q	1Q	2Q	3Q
Total debt	2,134.3	1,960.2	1,900.2	2,003.7	2,025.7	2,066.0
Less: cash and equivalents	(208.8)	(245.0)	(348.9)	(333.8)	(231.6)	(234.7)

Net debt	1,925.5	1,715.2	1,551.3	1,669.9	1,794.1	1,831.3
Adjusted EBITDA, trailing 12 months	596.3	610.6	642.1	677.9	772.9	760.8

Net Debt / Leggett Reported 12-month Adjusted EBITDA	3.23	2.81	2.42	2.46	2.32	2.41

[8]	Management and investors use these measures as supplemental information to assess operational performance.
[9]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 2Q 2020: ($0.2) COGS, $27.8 million other expense. 3Q 2020: $5.1 million other expense, $0.6 million COGS. 2Q 2021: ($28.2) million other income.

[10]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[11]	Calculations impacted by rounding.